As filed with the Securities and Exchange Commission on August 5, 2010

File No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BTU International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2781248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23 Esquire Road

North Billerica, MA 01862-2596

(978) 667-4111

(Address of principal executive offices, including zip code)

BTU INTERNATIONAL, INC. 1988 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Paul J. van der Wansem

Chairman and Chief Executive Officer

BTU International, Inc.

23 Esquire Road

North Billerica, MA 01862-2596

(978) 667-4111

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Keith F. Higgins, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000

617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $.01 par value per share	100,000 shares	$ 5.47	$547,000	$39.00

(1)	This Registration Statement registers 100,000 additional shares of Common Stock, $.01 par value, to be offered pursuant to the 1988 Employee Stock Purchase Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.
(3)	The offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the Common Stock, par value $.01 per share, as reported on the Nasdaq Global Market on August 4 , 2010.

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E on Form S-8 to register 100,000 additional shares to be offered pursuant to the 1988 Employee Stock Purchase Plan. The contents of the Registration Statement on Form S-8, File Nos. 333-63298, which is currently effective, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit

4.1	Amended and Restated Certificate of Incorporation of BTU International, Inc. (previously filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed on July 1, 2001).

4.2	By-laws of BTU International, Inc. (previously filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed on August 8, 2008).

5.1	Opinion of Ropes & Gray LLP, filed herewith.

23.1	Consent of KPMG, LLP, filed herewith.

23.2	Consent of Caturano and Company, Inc.

23.3	Consent of Ropes & Gray LLP, filed herewith (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney, filed herewith (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Billerica of The Commonwealth of Massachusetts, on this fifth day of August, 2010.

BTU International, Inc.

By:	/S/ PAUL J. VAN DER WANSEM
Name:	Paul J. van der Wansem
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul J. van der Wansem and Peter J. Tallian, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by BTU International, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ PAUL J. VAN DER WANSEM	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	August 5, 2010
PAUL J. VAN DER WANSEM

/S/ PETER J. TALLIAN	Vice President and Chief Financial Officer (principal financial officer)	August 5, 2010
PETER J. TALLIAN

/S/ J. SAMUEL PARKHILL	Director	August 5, 2010
J. Samuel Parkhill

/S/ JOHN E. BEARD	Director	August 5, 2010
John E. Beard

/S/ BERTRAND LOY	Director	August 5, 2010
Bertrand Loy

/S/ JOSEPH F. WRINN	Director	August 5, 2010
Joseph F. Wrinn

/S/ G. MEAD WYMAN	Director	August 5, 2010
G. Mead Wyman

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